Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Caris Life Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant's Amended and Restated 2020 Incentive Plan (the “2020 Plan”)	457(h)	23,860,864(2)	$10.25(3)	$244,573,856	0.00015310	$37,444.26
Equity	Common stock reserved for issuance pursuant to awards under the Registrant’s 2025 Incentive Plan (the “2025 Plan”)	457(h)	15,125,002(4)	$21.00(5)	$317,625,042	0.00015310	$48,628.39
Equity	Common stock reserved for issuance pursuant awards under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”)	457(h)	2,571,250(6)	$17.85(7)	$45,896,813	0.00015310	$7,026.80
Total Offering Amounts					$608,095,711		$93,099.45
Total Fee Offsets							N/A
Net Fee Due							$93,099.45

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock, as applicable.

(2)	Represents 23,860,864 shares of the Registrant’s common stock issuable upon the exercise of outstanding stock options granted under the 2020 Plan, at a weighted-average exercise price of $10.25 per share. Shares issued under the 2020 Plan may be authorized but unissued common stock or reacquired common stock, however reacquired.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $10.25 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2020 Plan being registered.

(4)	Represents 15,125,002 shares of common stock reserved for issuance under the 2025 Plan. The 2025 Plan’s share reserve will increase on January 1 of each calendar year during the term of the 2025 Plan, beginning in 2026, by a number of shares as determined by the administrator of the 2025 Plan and in consultation with the Registrant, provided, that such increase (if any) will be no greater than the amount by which (x) 4% of the aggregate number of outstanding shares of the Registrant’s common stock as of the last day of the immediately preceding fiscal year exceeds (y) the aggregate number of shares remaining available for grant under the 2025 Plan on the last day of the immediately preceding fiscal year. Shares issued under the 2025 Plan may be authorized but unissued common stock or reacquired common stock, however reacquired. Shares issued pursuant to awards under the 2025 Plan that the Registrant repurchases or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations to an award, and shares that would have returned to the 2020 Plan after the pricing of the initial public offering, will become available for future grant under the 2025 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $21.00 per share, as set forth in the Registrant’s registration statement on Form S-1 (File No. 333-287551), as amended (the “S-1 Registration Statement”), that was declared effective on June 17, 2025.

(6)	Represents 2,571,250 shares of the Registrant’s common stock reserved for issuance under the ESPP. The ESPP’s share reserve will automatically increase on January 1 of each calendar year during the term of the ESPP, beginning in 2026, by a number of shares equal to 1% of the Registrant’s common stock outstanding on the last day of the immediately preceding fiscal year, unless the administrator should decide to increase the number of shares available under the ESPP by a lesser amount. Shares issued under the ESPP may be authorized but unissued common stock or reacquired common stock, however reacquired.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $21.00 per share, as set forth in the S-1 Registration Statement that was declared effective on June 17, 2025, multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.